                                                                    Exhibit 21.1

                      Aura Systems, Inc. and Subsidiaries
                      -----------------------------------




          Aura Systems, Inc
          Audio-MYS Corporation
          Aura Ceramics, Inc.
          Aura Medical Systems, Inc.
          AuraSound, Inc.
          AuraTech, Inc.
          Delphi, Inc.
          Electrotec, Inc.
          Electrotec-Audio Lease Limited
          MYS Corporation
          Mystical Audio Ltd., Inc.
          NewCom, Inc.
          Phillips Sound Labs, Inc.
          Revolver UK Limited